                           OFFER TO PURCHASE FOR CASH
                        8,704,238 SHARES OF COMMON STOCK
                                       OF
                               BRC HOLDINGS, INC.
                                       AT
                              $19.00 NET PER SHARE
                                       BY
                          ACS ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                       AFFILIATED COMPUTER SERVICES, INC.

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   THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
       MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 20, 1998, UNLESS
                                   EXTENDED.
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To Our Clients:

    Enclosed for your consideration is an Offer to Purchase dated October 23, 1998 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by ACS Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Affiliated Computer Services, Inc., a Delaware corporation ("Parent"), to purchase 8,704,238 shares of common stock, par value $.10 per share (the "Shares") of BRC Holdings, Inc., a Delaware corporation (the "Company"), at $19.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Stockholders of the Company from the Chairman and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to tender any or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

    Your attention is invited to the following:

        1. The tender price is $19.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

        2. The Board of Directors of the Company has unanimously approved the Offer and the Merger (as defined below) and determined that the Offer and the Merger, taken together, are fair to, and in the best interests of, the stockholders of the Company and recommends that the stockholders of the Company accept the Offer and tender their Shares.

        3. The Offer is being made for 8,704,238 Shares (approximately 51% of the outstanding Shares on a fully diluted basis). Upon the terms and subject to the conditions of the Offer, if more than 8,704,238 Shares are validly tendered prior to the expiration of the Offer and not properly withdrawn in accordance with Section 3 of the Offer to Purchase, such Shares will be accepted for payment on a pro rata basis (with appropriate adjustments to avoid the purchase of fractional Shares) according to the number of Shares validly tendered and not properly withdrawn by the expiration of the Offer.

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
        4. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of October 19, 1998 (the "Merger Agreement"), among Parent, the Purchaser and the Company pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the "Merger"). In the Merger, each outstanding Share (other than Shares owned by (i) Parent, the Purchaser, the Company or any direct or indirect subsidiary of Parent or the Company or (ii) stockholders, if any, who are entitled to and who properly exercise dissenters' rights under Delaware law) will be converted into the right to receive $19.00 per Share, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

        5. Parent and the Purchaser have entered into a Stock Tender Agreement dated as of October 19, 1998 (the "Stock Tender Agreement") with certain stockholders of the Company who beneficially own 2,968,350 Shares in the aggregate (not including 324,000 Shares issuable under presently exercisable options), representing approximately 17.4% of the outstanding Shares. Under the Stock Tender Agreement, those stockholders have agreed to tender their Shares pursuant to the Offer.

        6. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer 8,704,238 Shares.

        7. The Offer, Proration Period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, November 20, 1998, unless the Offer is extended by the Purchaser. In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for such Shares (or timely Book-Entry Confirmation of a transfer of such Shares as described in Section 2 of the Offer to Purchase), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery and any other documents required by the Letter of Transmittal.

        8. The Purchaser will pay any stock transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    If you wish to have us tender any of or all your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified below. Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration of the Offer.

    The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

Tear Here                                                              Tear Here

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
               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE

                        8,704,238 SHARES OF COMMON STOCK

                                       OF

                               BRC HOLDINGS, INC.

    The undersigned acknowledges receipt of your letter enclosing the Offer to Purchase dated October 23, 1998, of ACS Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Affiliated Computer Services, Inc., a Delaware corporation, and the related Letter of Transmittal, relating to shares of Common Stock, par value $.10 per share (the "Shares"), of BRC Holdings, Inc., a Delaware corporation.

    This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned on the terms and conditions set forth in such Offer to Purchase and the related Letter of Transmittal.
Dated: ______________________, 1998

--------------------------------------------
      NUMBER OF SHARES TO BE TENDERED*
                             Shares
--------------------------------------------
                                                               SIGNATURE(S)
                                                           PLEASE PRINT NAME(S)
                                                        ADDRESS (INCLUDE ZIP CODE)
                                                        AREA CODE AND TELEPHONE NO.
                                                TAXPAYER IDENTIFICATION OR SOCIAL SECURITY
                                                                    NO.

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*Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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